UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2012 (May 17, 2012)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

(713) 651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Key Energy Services, Inc., a Maryland corporation (the “Company”), held its 2012 Annual Meeting of Stockholders on May 17, 2012 (the “Annual Meeting”). At the Annual Meeting, holders of 136,661,551 shares of the Company’s common stock were present in person or by proxy, constituting 90.4% of the outstanding shares of common stock as of the record date for the Annual Meeting. The matters voted upon at the Annual Meeting are described below.

Election of three Class III Directors

The stockholders elected the following three Class III directors to serve for a three year term, expiring in 2015, with the following votes:

	Votes cast in favor:	Votes cast against:	Votes abstaining:	Broker non-votes:
Richard J. Alario	122,367,315	4,754,308	42,666	9,497,262
Ralph S. Michael, III	121,047,415	6,079,942	36,932	9,497,262
Arlene M. Yocum	125,876,727	1,248,859	38,703	9,497,262

Four Class I directors, Lynn R. Coleman, Kevin P. Collins, W. Phillip Marcum and William F. Owens, continued in office with terms expiring in 2013. Three Class II directors, William D. Fertig, Robert K. Reeves, and J. Robinson West also continued in office with terms expiring in 2014.

Adoption of 2012 Equity and Cash Incentive Plan

The stockholders adopted the Key Energy Services, Inc. 2012 Equity and Cash Incentive Plan with the following votes:

Adoption of 2012 Equity and Cash Incentive Plan:
Votes cast in favor	118,959,121
Votes cast against	7,586,529
Votes abstaining	618,639
Broker non-votes	9,497,262

Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year with the following votes:

Ratification of Independent Registered Public Accounting Firm:
Votes cast in favor	136,561,576
Votes cast against	47,685
Votes abstaining	52,290
Broker non-votes	0

Advisory Vote on Compensation of Named Executive Officers

On an advisory basis, the compensation of our named executive officers was approved with the following votes:

Votes cast in favor	Votes cast against	Votes abstaining	Broker non-votes
123,732,361	2,618,538	813,390	9,497,262

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: May 23, 2012	By:	/s/ RICHARD J. ALARIO
Richard J. Alario
President and Chief Executive Officer